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                                  EXHIBIT 23.3

                       CONSENT OF DELOITTE & TOUCHE LLP,
                     INDEPENDENT AUDITORS FOR SUTTER BUTTES
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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of TriCo Bancshares on Form S-4 of our report on the financial statements of Sutter Buttes, FSB as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 dated March 13, 1996, included in the Prospectus by reference, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Sacramento, California
July 23, 1996